                                                                    EXHIBIT 10.2
                                                                    ------------


                            STOCK PURCHASE AGREEMENT


THIS AGREEMENT is made on August 2, 2000 in the City of Montreal, Quebec.


BETWEEN: METHYLGENE INC., a corporation incorporated under the laws of Canada (hereinafter referred to as the "Corporation")

AND: MGI PHARMA INC., a corporation incorporated under the laws of the State of Minnesota (hereinafter referred to as "MGI")

WHEREAS the Corporation is a Canadian bio-pharmaceutical corporation engaged in, among other activities, the business of research and development of novel therapeutic compounds, and possesses certain technologies, licenses, patents and expertise relating to thereto;

WHEREAS MGI is an American pharmaceutical corporation engaged in, among other activities, the acquisition, development and commercialization of drugs primarily for the treatment of cancer and rheumatology disorders;

AND WHEREAS MGI intends to make an equity investment in, and make other payments to the Corporation on the terms and conditions hereinafter more fully set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises and the covenants and agreements herein contained, the parties hereto agree as follows:

                           Article I - INTERPRETATION

1.1      Definitions
         -----------

In this Agreement, unless something in the subject matter or context is inconsistent therewith:

"Agreement" means this agreement and all amendments made hereto by written agreement between the Corporation and MGI;

"Balance Sheet Date" means December 31, 1999;

"Business day" means a day of the year other than a Saturday or Sunday or statutory holiday in the Province of Quebec or the State of Minnesota;

"Class A Shares" means the Class A Shares of the Corporation;

"Financial Information" means the information in the audited financial statements of the Corporation as at December 31, 1999, together with the auditors' report thereon, a copy of which is attached hereto as Schedule "A";

"First Equity Closing Date" means August 2, 2000, or such later date as may be agreed to by the parties hereto in writing, but in no event later than August 9, 2000;

"First Equity Purchased Shares" has the meaning ascribed thereto in section 2.1(a);

"First Equity Purchase Price" has the meaning ascribed thereto in section
2.1(a);

"Latest Balance Sheet" means the audited balance sheet of the Corporation as at December 31, 1999, which is included in the Financial Information;

"License Agreement" means that certain License Agreement dated as of August 2, 2000 between the parties hereto;

"Material Change" means a material change for purposes of any of the Securities Laws;

"Material Fact" means a material fact for purposes of any of the Securities
Laws;

"Misrepresentation" means a misrepresentation for purposes of any of the Securities Laws;

"Offering" means either the initial public offering of shares of the Corporation or the closing of a private placement of Class A Shares which results in aggregate net proceeds to the Corporation of not less than CDN $5,000,000 (but excluding the Second Equity Purchase Price), which private placement may include the second tranche of that certain private placement by the Corporation which closed on July 14, 2000.

"Purchased Shares" means collectively the First Equity Purchased Shares and the Second Equity Purchased Shares;

"Purchase Price" means the First Equity Purchase Price or the Second Equity Purchase Price, as the case may be.

"Second Equity Purchase Price" has the meaning ascribed thereto in section
6.1(a);

"Second Equity Purchased Shares" has the meaning ascribed thereto in section 6.1(a);

"Second Equity Closing Date" means the earliest to occur of the closing date of the Offering or March 31, 2001, or such later date as may be agreed to by the parties hereto in writing;

"Securities Laws" means, collectively, the applicable securities laws of each of the provinces of Canada and the respective regulations made thereunder together with all applicable published policy statements, blanket orders and rulings of the securities regulatory authorities in such provinces;

"Shareholders' Agreement" means that certain shareholders' agreement of the Corporation dated as of January 4, 1996, as amended, a copy of which is attached hereto as Schedule "B";

"Subsidiary" has the meaning ascribed thereto in the Canada Business Corporations Act;

"Time of Closing" means 2:00 p.m. (Montreal time) on the First Equity Closing Date or the Second Equity Closing Date, as the case may be;.

"Unanimous Shareholders' Agreement" means that certain Unanimous Shareholders' Agreement of the Corporation dated January 4, 1996, as amended, a copy of which is attached as Schedule "C" hereto.

1.2      Headings
         --------

The division of this Agreement into Articles and Sections and the insertion of headings are for the convenience of reference only and do not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

1.3      Extended Meanings
         -----------------

In this Agreement, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

                 Article II - PURCHASE AND SALE OF FIRST EQUITY

2.1      First Equity Purchase and Sale and Purchase Price
         -------------------------------------------------

         (a) The Corporation will sell Class A Shares to MGI and MGI will purchase such shares (the "First Equity Purchased Shares") from the Corporation for a total purchase price of US$3.80 million (the "First Equity Purchase Price"), at a price of CDN$3.30 per First Equity Purchased Share upon and subject to the terms and conditions hereof. For purposes of determining the number of First Equity Purchased Shares, the parties agree to use the exchange rate for converting Canadian dollars into U.S. dollars as published in the Wall Street Journal on the day immediately preceding the day of the First Equity Closing Date.

         (b) The First Equity Purchase Price will be paid and satisfied by certified cheque, bank draft or wire transfer payable at par in U.S. dollars in Montreal to or to the order of the Corporation and delivered by MGI at the Time of Closing against delivery to MGI of a certificate evidencing the First Equity Purchased Shares registered in the name of MGI.

2.2      Closing
         -------

The sale and purchase of the First Equity Purchased Shares will be completed at the Time of Closing at the offices of Goodman Phillips & Vineberg, Montreal, Quebec.

                  Article III - REPRESENTATIONS AND WARRANTIES

3.1      Corporation's Representations and Warranties
         --------------------------------------------

The Corporation represents and warrants to MGI, and acknowledges that MGI is relying thereon, that:

         (a) the Corporation has been duly incorporated and is validly existing under the laws of its jurisdiction of incorporation and is conducting its business in all material respects in compliance with all applicable laws, rules and regulations of each jurisdiction in which it carries on business and holds all material licenses, registrations and qualifications in all jurisdictions in which it carries on business necessary to carry on its business as now conducted;

         (b) the Corporation has not taken any corporate action nor have any other steps been taken or legal proceedings been started or, to the Corporation's knowledge, threatened against the Corporation for its winding-up, dissolution, liquidation or reorganization or for the appointment of a receiver, trustee or similar officer of it or any or all of its assets or revenues;

         (c) the authorized capital of the Corporation consists of an unlimited number of Class A Shares, an unlimited number of Class B Shares and an unlimited number of Class C Shares, of which, as at the date hereof, 12,342,980 Class A Shares, 3,402,941 Class B Shares and 39,500 Class C Shares are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable;

         (d) no person has any agreement, option, right or privilege with or against the Corporation for the purchase, subscription or issuance of securities, issued or unissued of the Corporation, other than MGI pursuant to the provisions hereof, the Corporation's existing stock option programs and any securities which may be issued or issuable as a result of the exercise by a shareholder of the pre-emptive right set forth in the Shareholders' Agreement;

         (e) the Corporation has good and sufficient corporate power, authority and right to enter into this Agreement; on the First Equity Closing Date, this Agreement and the transactions to be completed by the Corporation hereunder will have been duly authorized by all necessary corporate action on the part of the Corporation; and this Agreement has been duly executed and delivered by the Corporation and is a legally binding obligation of the Corporation enforceable against it in accordance with its terms, subject to bankruptcy and insolvency laws and other laws generally affecting the enforceability of creditors' rights and the availability of the equitable remedies;

         (f) the execution and delivery of this Agreement, the fulfilment of the terms hereof by the Corporation and the issue, sale and delivery at the Time of Closing of the Purchased Shares do not and will not violate, conflict with or result in any breach of the articles, by-laws or resolutions of the Corporation or any agreement or instrument to which the Corporation is a party or by which it is contractually bound, or any law, statute, rule, regulation, order judgment or decree to which the Corporation or its properties are subject, other than such violations, conflicts or breaches that in the aggregate would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Corporation;

         (g) subject to payment therefor, the Purchased Shares to be delivered to you on the First Equity Closing Date and on the Second Equity Closing Date will have been duly authorized by all necessary corporate action on the part of the Corporation and will be duly issued as fully paid and nonassessable shares of the Corporation;

 (h) the
                  Financial Information presents fairly the financial position of the Corporation as at the dates indicated and the results of its operations for the periods specified and the said Financial Information has been prepared in conformity with generally accepted accounting principles in Canada applied on a consistent basis;

         (i) the Corporation is (i) not in violation of its articles or by-laws and (ii) is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound or to which any of its property or assets is subject, other than defaults that in the aggregate do not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Corporation;

         (j) there are no actions, suits, proceedings or inquiries pending or threatened in writing against or affecting the Corporation at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may in any way materially adversely affect the Corporation or the transactions contemplated hereby;

         (k) no authorization, approval or consent of any court or governmental or regulatory authority is required to be obtained by the Corporation in connection with the sale and delivery of the Purchased Shares hereunder, except as may be required under the Shareholders' Agreement, the Unanimous Shareholders' Agreement and except such as have been obtained;

         (l)      the Corporation has no Subsidiary;

         (m) except as reflected in the Latest Balance Sheet, the Corporation has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring, except liabilities which have arisen after the Balance Sheet Date in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit);

         (n) since the Balance Sheet Date, there has been no material adverse change in the assets, financial condition, operating results, customer, employee or supplier relations, business condition or prospects of the Corporation;


         (o) the Corporation owns and possesses all right, title and interest, or holds a valid license, in and to all rights in patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights, trade secrets, know-how or other intellectual property rights owned by, licensed to or otherwise controlled by the Corporation or used in, developed for use in or necessary to the conduct in all material respects of the Corporation's business as now conducted (the "Intellectual Property Rights"); the Corporation has not received any notice of any infringement or misappropriation by, or conflict from, any third party with respect to the Intellectual Property Rights; no claim by any third party contesting the validity of any Intellectual Property Rights has been made, is currently outstanding or, to the best knowledge of the Corporation, is threatened; the Corporation has not received any notice of any infringement, misappropriation or violation by the Corporation of any intellectual property rights of any third parties and, to the best of its knowledge, the Corporation has not infringed, misappropriated or otherwise violated any such intellectual property rights;

         (p) to the best knowledge of the Corporation, no executive employee of the Corporation and no group of the Corporation's employees has any plans to terminate his or its employment; the Corporation has complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, collective bargaining and the payment of social security and other taxes; the Corporation has no material labor relations problem pending and its labor relations are satisfactory; and to the best knowledge of the Corporation, no employee of the Corporation is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any material way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of the Corporation;

         (q) the Corporation and its officers, directors, agents and employees have complied in all material respects with all applicable laws, regulations and other requirements, including, but not limited to, federal, provincial, local and foreign laws, ordinances, rules, regulations and other requirements which materially affect the business of the Corporation or its property and to which the Corporation or its property may be subject, and no claims have been filed against the Corporation alleging a material violation of any such laws, regulations or other requirements;

         (r) the Corporation has, in full force and effect, all licenses, permits and certificates, from federal, provincial, local and foreign authorities necessary to conduct in all material respects its business and own and operate its properties, and the Corporation has conducted its business in compliance with all material terms and conditions of such licenses, permits and certificates; and

         (s) neither this Agreement nor any of the documents provided to MGI by or on behalf of the Corporation nor the Financial Information, taken as a whole, contain any untrue statement of a material fact regarding the Corporation or its business or the transactions contemplated by this Agreement; this Agreement, the documents provided to MGI by or on behalf of the Corporation and the Financial Information, taken as a whole, do not omit any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

3.2      Survival of the Corporation's Representations and Warranties
         ------------------------------------------------------------

The representations and warranties of the Corporation set forth in Section 3.1 will survive the completion of the sale and purchase of the Purchased Shares herein provided for and will continue in full force and effect for the benefit of MGI for a period of two (2) years from the Second Equity Closing Date, unaffected by any investigation made by or on behalf of MGI in the course of preparation of this Agreement.

3.3      MGI's Representations and Warranties
         ------------------------------------

MGI represents and warrants to the Corporation that:

         (a) MGI is a corporation duly incorporated and in good standing under the laws of the State of Minnesota, with good and sufficient corporate power, authority and right to enter into and deliver this Agreement and to complete the transactions to be completed by MGI contemplated hereby; this Agreement and the transactions to be completed by MGI hereunder have been duly authorized by all necessary corporate action on the party of MGI; and this Agreement has been duly executed and delivered by MGI;

         (b) the execution and delivery of this Agreement and the fulfilment of the terms hereof by MGI do not and will not violate, conflict with or result in any breach of the articles, by-laws or resolutions of MGI or any agreement or instrument to which MGI is a party or by which it is contractually bound, or any law, statute, rule, regulation, order judgment or decree to which MGI or its properties are subject, other than any such violation, conflict or breach which would not materially adversely affect MGI;

         (c) MGI is purchasing all of the Purchased Shares as principal for its own account and not for the benefit of any other person and not with a view to resale or distribution of all or any of the Purchased Shares.

         (d) MGI has not been created solely to permit the purchase without a prospectus of the Purchased Shares;

         (e) MGI acknowledges that the foregoing representations and warranties are made by MGI with the intent that they may be relied upon in determining its eligibility to purchase the Purchased Shares under the Securities Laws and applicable U.
                  S. securities laws and MGI hereby agrees to indemnify the Corporation against all losses, claims, costs, expenses and damages and other liabilities which any of them may suffer or incur as the result of or arising from the reliance by the Corporation on any such representation or warranty.

         (f) MGI acknowledges that the resale by MGI of the Purchased Shares is subject to certain restrictions under the Securities Laws and that MGI will sell the Purchased Shares only in compliance with any such restrictions applicable to MGI at the time of such sale.

3.4      Survival of MGI's Representations and Warranties
         ------------------------------------------------

The representations and warranties of MGI set forth in Section 3.3 will survive the completion of the sale and purchase of the Purchased Shares herein provided for and will continue in full force and effect for the benefit of the Corporation for a period of two (2) years from the Second Equity Closing Date, unaffected by any investigation made by or on behalf of the Corporation in the course of the preparation of this Agreement.
                             Article IV - COVENANTS

4.1      Covenants of the Corporation
         ----------------------------

The Corporation covenants and agrees with MGI that:

         (a) subject to receipt of the Purchase Price therefor, the Purchased Shares will at the applicable Time of Closing be duly and validly allotted and issued to MGI as fully-paid and non-assessable shares;

         (b) the Corporation will promptly inform MGI in writing prior to each Time of Closing of the full particulars of:

                  (i) any Material Change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Corporation, and

                  (ii) any change in any Material Fact contained in the Financial Information;

                  that has occurred since the date hereof;

         (c) the Corporation will indemnify and save harmless MGI against all losses, claims, damages, liabilities, costs or expenses caused or incurred, directly or indirectly, by reason of any breach of any covenant of the Corporation contained in this Agreement or any inaccuracy or misrepresentation in any representation or warranty set forth in Section 3.1; and

         (d) the Corporation will nominate, and will use its best efforts to ensure that the shareholders of the Corporation elect, one member of the Board of Directors of the Corporation designated by MGI (the "MGI Designee"), provided that the MGI Designee will resign from the Board of Directors of the Corporation immediately upon the expiry or termination for any reason of the License Agreement.

4.2      Covenants of MGI
         ----------------

MGI covenants and agrees with the Corporation that:

         (a) If required by applicable securities legislation or other securities regulatory requirements, MGI will execute, deliver and file or assist the Corporation in obtaining and filing such reports, undertakings, and other documents with respect to the creation and sale of the Purchased Shares as may be required by any securities commission, stock exchange or other regulatory authority;

         (b) MGI will (i) not sell or otherwise dispose of any Purchased Shares, except in accordance with applicable Securities Laws,
                  (ii) if MGI sells or otherwise disposes of any Purchased Shares to a person other than a resident of Canada, obtain from such purchaser a covenant in the same form as provided herein in these subparagraphs (i) and (iii), and (iii) not transfer or otherwise dispose of any Purchased Shares in violation of the registration requirements of the U.S. Securities Act of 1933, as amended, or any applicable U.S. state securities or blue sky laws;

         (c) MGI will indemnify and save harmless Corporation against all losses, claims, damages, liabilities, costs or expenses caused or incurred, directly or indirectly, by reason of any breach of any covenant of MGI contained in this Agreement or any inaccuracy or misrepresentation in any representation or warranty set forth in Section 3.3; and

         (d) the MGI Designee will resign from the Board of Directors of the Corporation immediately upon the expiry or termination for any reason of the License Agreement.


                             Article V - CONDITIONS

5.1      Conditions for the Benefit of MGI
         ---------------------------------

         (a) The obligation of MGI to purchase Purchased Shares on the First Equity Closing Date or the Second Equity Closing Date, as the case may be, is subject to the following terms and conditions which are for the exclusive benefit of MGI to be performed or complied with at or prior to the Time of Closing:

                  (i) the representations and warranties of the Corporation set forth in Section 3.1 will be true and correct at the Time of Closing with the same force and effect as if made at and as of such time;

                  (ii) the Corporation will have performed or complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by the Corporation at or prior to the Time of Closing, including without limitation its obligation to deliver a certificate evidencing the

                           Purchased Shares pursuant to section 2.1(b) or
                           section 6.1(b), as the case may be;

                  (iii) all actions required to be taken by or on behalf of the Corporation, including the passing of all requisite resolutions of the board of directors of the Corporation and all filings, if any, with regulatory authorities, will have occurred at or prior to the Time of Closing so as to validly issue the Purchased Shares;

                  (iv) at or before the Time of Closing, the Corporation will have caused a favorable legal opinion to be delivered by Goodman Phillips & Vineberg to MGI in form reasonably satisfactory to MGI and to MGI's legal counsel with respect to the following matters and acceptable to MGI and its counsel, acting reasonably:

                           (1)      the Corporation is a corporation
                                    incorporated and validly subsisting under the laws of Canada;

                           (2) the Corporation has the requisite corporate power and authority to perform its obligations under the terms of this Agreement;

                           (3) the Purchased Shares have been validly allotted, and, upon payment therefor, will be issued as fully paid and non-assessable;

                           (4) the execution, delivery and performance of this Agreement have been duly authorized by the Corporation and this Agreement has been duly executed and delivered by the Corporation and is a legally binding obligation of the Corporation enforceable against it in accordance with its terms, subject to bankruptcy and insolvency laws and other laws generally affecting the enforceability of creditors' rights and the availability of the equitable remedies; and

                           (5)      the execution and delivery of this
                                    Agreement, the fulfilment of the terms
                                    hereof by the Corporation and the issue, sale and delivery at the Time of Closing of the Purchased Shares do not and will not, violate, conflict with or result in a breach of any of the terms, conditions or provisions of the articles or by-laws of the Corporation or any statute, law, rule, regulation, order, judgment or decree applicable to the Corporation;

                  (v) MGI will be furnished with such certificates, affidavits or statutory declarations of the Corporation as MGI or MGI's counsel may reasonably think necessary in order to establish that (1) the terms, covenants and conditions contained in this Agreement to have been performed or complied with by the Corporation at or prior to the Time of Closing have been performed or complied with and (2) the representations and warranties of the Corporation herein given are true and correct at the Time of Closing;

                  (vi) MGI and the Corporation will have executed and delivered the License Agreement;

                  (vii) MGI shall have become a party to the Unanimous Shareholders' Agreement and the Shareholders Agreement and shall have the benefit of, and be bound by, each of the provisions thereof;

                  (viii) all approvals and consents, if any, required under the Shareholders' Agreement, the Unanimous Shareholders' Agreement or any other agreement of the Corporation in order to avoid a breach, violation or default thereunder as a result of the transactions contemplated hereby, shall have been obtained and any pre-emptive rights under such agreements shall have been waived, exercised or expired.

         (b) If any term or condition of the Corporation to be performed or complied with prior to or at the Time of Closing is not performed or complied with prior to or at the Time of Closing, MGI may terminate its obligations to purchase any of the Purchased Shares not theretofore purchased hereunder by written notice to that effect given to the Corporation prior to or at the Time of Closing.


5.2      Conditions for the Benefit of the Corporation
         ---------------------------------------------

         (a) The obligation of the Corporation to sell Purchased Shares on the First Equity Closing Date or the Second Equity Closing Date, as the case may be, is subject to the following terms and conditions which are for the exclusive benefit of the Corporation to be performed or complied with at or prior to the Time of Closing:

                  (i) the representations and warranties of MGI set forth in Section 3.3 will be true and correct at the Time of Closing with the same force and effect as if made at and as of such time;

                  (ii) MGI will have performed or complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by MGI at or prior to the Time of Closing, including without limitation its obligation to deliver the Purchase Price pursuant to section 2.1(b) or section 6.1(b), as the case may be;

                  (iii) MGI and the Corporation will have executed and delivered the License Agreement.

                  (iv) MGI shall have become a party to the Unanimous Shareholders' Agreement and the Shareholders Agreement and shall have the benefit of, and be bound by, each of the provisions thereof; and

                  (v) all approvals and consents, if any, required under the Shareholders' Agreement, the Unanimous Shareholders' Agreement or any other agreement of the Corporation in order to avoid a breach, violation or default thereunder as a result of the transactions contemplated hereby, shall have been obtained and any pre-emptive rights under such agreements shall have been waived, exercised or expired.

         (b) If any term or condition of MGI to be performed or complied with prior to or at the Time of Closing is not performed or complied with prior to or at the Time of Closing, the Corporation may terminate its obligations to sell any of the Purchased Shares not theretofore sold hereunder by written notice to that effect given to MGI prior to or at the Time of Closing.

                Article VI - PURCHASE AND SALE OF SECOND EQUITY

6.1      Second Equity Purchase and Sale and Purchase Price
         --------------------------------------------------

         (a) On the Second Equity Closing Date, MGI shall purchase shares of the Corporation (the "Second Equity Purchased Shares") for a total purchase price of US$3.0 million (the "Second Equity Purchase Price") upon and subject to the terms and conditions hereof. In the event the Second Equity Purchased Shares are to be purchased by MGI in connection with an initial public offering, MGI shall purchase from the Corporation the same class of shares of the Corporation as are offered pursuant to said offering and at the same price per share as is offered pursuant to said Offering. In the event the Second Equity Purchased Shares are to be purchased by MGI in connection with a private placement within the meaning of the term "Offering", MGI shall purchase from the Corporation Class A Shares at a price equal to the price payable by the other investors in said private placement plus an amount equal to sixteen percent (16%) thereof. In the event that the Second Equity Purchased Shares are to be purchased not in connection with the closing of an Offering, MGI shall purchase from the Corporation Class A Shares at a price per share of CDN$3.30. For purposes of determining the number of Second Equity Purchased Shares, the parties agree to use the exchange rate for converting Canadian dollars into U.S. dollars as published in the Wall Street Journal on the day immediately preceding the day of the Second Equity Closing Date.

         (b) The Second Equity Purchase Price will be paid and satisfied by a certified cheque, bank draft or wire transfer payable at par in U.S. dollars in Montreal to or to the order of the Corporation and delivered by MGI at the Time of Closing against delivery to MGI of a certificate evidencing the Second Equity Purchase of Shares registered in the name of MGI.

6.2      Closing
         -------

The sale and purchase of the Second Equity Purchased Shares will be completed at the Time of Closing at the offices of Goodman Phillips & Vineberg, Montreal, Quebec.

                       Article VII - ADJUSTMENT PROVISIONS

7.1      Division or Combination of Shares
         ---------------------------------

If the Corporation at any time divides the outstanding shares of the same class as the Second Equity Purchased Shares into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), and conversely, if the outstanding shares of such class are combined into a smaller number of shares, the price per share of the Corporation's stock used to determine the number of Second Equity Purchased Shares shall be proportionately adjusted to reflect the reduction or increase in the value of each such share.

7.2      Reorganization, Recapitalization, Merger, etc.
         ----------------------------------------------

If any capital reorganization, recapitalization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of shares of the same class as the Second Equity Purchased Shares shall be entitled to receive stock, securities or assets with respect to or in exchange for such shares, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, MGI shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Agreement and in lieu of the shares of the Corporation immediately theretofore purchasable and receivable on the Second Equity Closing Date, such shares of stock, other securities or assets as would have been issued or delivered to MGI if MGI had purchased and received the Second Equity Purchased Shares immediately prior to such reorganization, reclassification, consolidation, merger or sale. The Corporation shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume in writing the obligation to deliver to MGI such shares of stock, securities or assets as, in accordance with the foregoing provisions, MGI may be entitled to purchase.

                             Article VIII - GENERAL
8.1      Notices
         -------

Any demand, notice or other communication to be given in connection with this Agreement must be given in writing and must be given by personal delivery or by transmittal by telecopier addressed to the recipient as follows:

         in the case of the Corporation, to:  Methylgene Inc.
                                              Suite 200
                                              7220 Frederick-Banting
                                              St-Laurent, Quebec
                                              H4S 2A1

                                              Attention: President

                                              Facsimile No.: (514) 337-4194
         in the case of MGI, to:              MGI Pharma Inc.
                                              Suite 110
                                              6300 West Old Shakopee Road
                                              Bloomington, Minnesota
                                              55438-2318 U.S.A.

                                              Attention: Chief Financial Officer

                                              Facsimile No.:    (952) 346-4920

or such other address or telecopier number or individual as may be designated by notice by any party to the other. Any communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by telecopier, on the day of transmittal thereof if given during the normal business hours of the recipient and on the business day during which such normal business hours next occur if not given during such hours on any day.

8.2      Time of the Essence
         -------------------

Time is of the essence of this Agreement.

8.3      Public Announcements
         --------------------

No public announcement concerning this Agreement shall be made by either party without prior notice to, and consultation with, the other, except as may be otherwise required by law or by any stock exchange having jurisdiction over either party. Notwithstanding the foregoing, (a) MGI understands that the Corporation is in the process of preparing its initial public offering, and may be required to disclose the details of this Agreement or its existence in the prospectus relating thereto, and (b) the Corporation understands that MGI is subject to disclosure obligations under the U.S. Securities Exchange Act of 1934 and may be required to disclose the existence of this Agreement and make a copy of the Agreement publicly available as a result thereof. Each of the parties hereby agrees that it shall submit to the other party the text which it proposes to include in the prospectus (or equivalent offering document), press release, public filing or other publication for approval, which approval which will not be unreasonably withheld or delayed. The party whose approval is sought shall be deemed to have approved the text submitted if it does not object within two (2) business days of submission.

8.4      Benefit of the Agreement
         ------------------------

This Agreement will enure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto.

8.5      Amendments and Waiver
         ---------------------

No modification of or amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by all the parties hereto and no waiver of any breach of any term or provision of this Agreement will be effective or binding unless made in writing and signed by the party or parties purporting to give the same and, unless otherwise provided, will be limited to the specific breach waived.

8.6      Assignment
         ----------

This Agreement may not be assigned by the Corporation or MGI.

8.7      No Agency
         ---------

Each party agrees that it is not an agent of the other party and has no authority to bind the other party in any matter. This Agreement shall not be construed so as to constitute either party as a partner, joint venture, agent or representative of the other party for any purpose whatsoever. Each party shall be liable for the payment of its own expenses relating to the negotiation and preparation of this Agreement and shall be responsible to seek and, if possible obtain, any consents and/or approvals required to be obtained by it.

8.8      Language
         --------

The parties hereto confirm that they have agreed that this Agreement and all documents relating hereto be drafted in the English language only; les parties aux presentes confirment qu'elles ont accepte que la presente convention de meme que tous les documents s'y rattachant soit rediges en anglais seulement.

8.9      Currency
         --------

Unless otherwise specified, all references to dollar amounts in this Agreement are to the lawful currency of Canada.

8.10     Governing Law
         -------------

This Agreement will be governed by and interpreted and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

IN WITNESS WHEREOF the parties have executed this Agreement.




                                 METHYLGENE INC.



                                 Per:     /s/ Donald F. Corcoran
                                        ----------------------------------------
                                        Donald F. Corcoran
                                        President and CEO




                                 MGI PHARMA INC.



                                 Per:     /s/ Leon O. Moulder, Jr.
                                        ----------------------------------------
                                        Leon O. Moulder, Jr.
                                        Executive Vice President


                                 Per:     /s/ William C. Brown
                                        ----------------------------------------
                                        William C. Brown
                                        Chief Financial Officer and Secretary